Exhibit 99(c)

FLORIDA POWER & LIGHT COMPANY

Instruction to Registered Holder and/or Depository
Trust Company Participant from Beneficial Owner for
Offer to Exchange
Registered First Mortgage Bonds, 6.20% Series due June 1, 2036
for any and all
Unregistered First Mortgage Bonds, 6.20% Series due June 1, 2036
Pursuant to the Prospectus dated             ,

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
NEW YORK CITY TIME, ON                   ,           , UNLESS THE OFFER IS EXTENDED.
TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME,
ON THE EXPIRATION DATE.

To Registered Holder and/or Depository Trust Company Participant:

The undersigned hereby acknowledges receipt of the Prospectus dated             ,        (the ‘‘Prospectus’’) of Florida Power & Light Company, a Florida corporation (the ‘‘Company’’), and the accompanying Letter of Transmittal (the ‘‘Letter of Transmittal’’), that together constitute the Company’s offer (the ‘‘Exchange Offer’’) to exchange its registered First Mortgage Bonds, 6.20% Series due June 1, 2036 (the ‘‘Exchange Bonds’’), which have been registered under the Securities Act of 1933, as amended (the ‘‘Securities Act’’), for all of its outstanding unregistered First Mortgage Bonds, 6.20% Series due June 1, 2036 (the ‘‘Original Bonds’’). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

This will instruct you, the registered holder and/or Depository Trust Company Participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Original Bonds held by you for the account of the undersigned.

The aggregate face amount of the Original Bonds held by you for the account of the undersigned is (FILL IN AMOUNT):

$_______________ of the unregistered First Mortgage Bonds, 6.20% Series due June 1, 2036.

With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

[ ]	To TENDER the following Original Bonds held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF ORIGINAL BONDS TO BE TENDERED (IF LESS THAN ALL)):

$______________ of the unregistered First Mortgage Bonds, 6.20% Series due June 1, 2036.

[ ]	NOT to TENDER any Original Bonds held by you for the account of the undersigned.

If the undersigned instructs you to tender the Original Bonds held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) any Exchange Bonds you receive will be acquired in the ordinary course of business; (ii) you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the

Securities Act) of the Exchange Bonds; (iii) you are not, and as of the Expiration Date you will not be, an ‘‘affiliate’’ of the Company as defined in Rule 405 under the Securities Act; (iv) if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, the distribution of the Exchange Bonds within the meaning of the Securities Act; and (v) if you are a participating broker-dealer that will receive Exchange Bonds for your own account in exchange for Original Bonds that were acquired as a result of market-making activities or other trading activities, you acknowledge that you will deliver a Prospectus meeting the requirements of the Securities Act in accordance with the prospectus delivery requirements of the Securities Act in connection with any resale of such Exchange Bonds. The Company may require the undersigned, as a condition to the undersigned’s eligibility to participate in the Exchange Offer, to furnish to the Company (or an agent thereof) in writing information as to the number of ‘‘beneficial owners’’ within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, on behalf of whom the undersigned holds the Original Bonds to be exchanged in the Exchange Offer. If the undersigned is a broker-dealer that will receive Exchange Bonds for its own account in exchange for Original Bonds, it represents that the Original Bonds to be exchanged for Exchange Bonds were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a Prospectus in connection with any resale of such Exchange Bonds; however, by so acknowledging and by delivering a Prospectus, the undersigned will not be deemed to admit that it is an ‘‘underwriter’’ within the meaning of the Securities Act.

SIGN HERE
NAME OF BENEFICIAL OWNER(S)

SIGNATURE

NAME(S) (PLEASE PRINT)

(ADDRESS)

(TELEPHONE NUMBER)

(TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER)

DATE